77C All Series (Proxy)
Legg Mason Partners Variable Equity Trust (formerly
Legg Mason Partners Variable Portfolios III, Inc)





Results of Special Meetings of
Shareholders

On October 19, 2006, a Special Meeting of Shareholder was held to approve an Agreement and Plan of
Reorganization, providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the Legg Mason Partners Variable Large Cap Value Portfolio (the "Acquired Fund"), in exchange for shares of the corresponding Legg Mason Partners Variable Investors Value Portfolio (the "Acquiring
Fund") to be distributed to the shareholders of the Acquired Fund and (ii) the subsequent termination of the
Acquired Fund. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for the matter voted on at the Special Meeting of Shareholders.

To Approve the Agreement and Plan of
Reorganization
                                                                 Broker
          Fund           Votes For      Votes                  Non-Votes
                                      Against   Abstentions
Legg Mason Variable   12,244,908.128 448,397.770 1,303,765.0           0.000
Large Cap                         8                      51
   Value Portfolio




On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, (2) Revise Fundamental Investment Policies,
and (3) New Sub-adviser.
 .

Proposal 1: Elect Board Members.
                                                                 Broker
      Item Voted On      Votes For      Votes                  Non-Votes
                                      Against   Abstentions

Nominees:
   Paul R Ades         627,038,784.3 28,077,775.5       0.000     0.000
                                 37          12
   Andrew L. Breech    627,196,957.8 27,919,602.0       0.000     0.000
                                 37          12
   Dwight B. Crane     626,833,724.0 28,282,835.7       0.000     0.000
                                 86          63
   Robert M. Frayn,    626,781,438.6 28,335,121.1       0.000     0.000
  Jr.                            98          51
   Frank G. Hubbard    626,978,109.2 28,138,450.6       0.000     0.000
                                 22          27
   Howard J. Johnson   626,924,564.4 28,191,995.3       0.000     0.000
                                 56          93
   David E. Maryatt    626,906,972.0 28,209,587.7       0.000     0.000
                                 55          94
   Jerome H. Miller    627,150,693.3 27,965,866.4       0.000     0.000
                                 92          57
   Ken Miller          627,176,821.9 27,939,737.9       0.000     0.000
                                 35          14
   John J. Murphy      626,472,532.7 28,644,027.0       0.000     0.000
                                 88          61
   Thomas T. Schlafly  627,140,091.3 27,976,468.5       0.000     0.000
                                 04          45
   Jerry A. Viscione   626,511,106.8 28,605,452.9       0.000     0.000
                                 87          62
   R. Jay Gerken, CFA  626,765,585.7 28,350,974.0       0.000     0.000
                                 97          52


Proposal 2: Revise Fundamental Investment
Policies.


                                                                 Broker
     Items Voted On      Votes For      Votes                  Non-Votes
                                      Against   Abstentions
Legg Mason Variable Large Cap Value
Portfolio
   Borrowing Money     12,987,435.79 313,032.538 451,639.667     0.000
                                  3
   Underwriting        13,000,656.77 300,332.195 451,119.028     0.000
                                  5
   Lending             12,942,094.92 302,676.657 507,336.421     0.000
                                  0
   Issuing Senior      12,940,674.27 278,518.921 532,914.807     0.000
  Securities                      0
   Real Estate         12,916,480.26 313,531.822 522,095.910     0.000
                                  6
   Commodities         12,982,122.85 316,881.952 453,103.195     0.000
                                  1
   Concentration       12,987,320.21 258,593.599 506,194.189     0.000
                                  0
   Diversification     12,932,039.39 303,305.888 516,762.719     0.000
                                  1
   Non-Fundamental     12,863,332.42 380,512.770 508,262.801     0.000
                                  7
Total                 116,552,156.9 2,767,386.34 4,449,428.7     0.000
                                 03           2          37


                                                                 Broker
     Items Voted On      Votes For      Votes                  Non-Votes
                                      Against   Abstentions
Legg Mason Variable Large Cap
Growth Portfolio
   Borrowing Money     21,040,942.08 410,176.643 558,088.215     0.000
                                  1
   Underwriting        21,135,850.08 327,212.398 546,144.454     0.000
                                  7
   Lending             21,123,397.42 349,407.122 536,402.396     0.000

   Issuing Senior      21,110,274.39 362,878.859 536,053.689     0.000
  Securities                      1
   Real Estate         21,117,104.71 326,120.930 565,981.297     0.000
                                  2
   Commodities         20,928,684.62 454,653.216 625,869.101     0.000
                                  2
   Concentration       21,071,820.26 370,657.880 566,728.798     0.000
                                  1
   Diversification     20,995,539.90 410,098.816 603,568.217     0.000
                                  6
   Non-Fundamental     20,941,592.73 509,559.282 558,054.925     0.000
                                  2
Total                 189,465,206.2 3,520,765.14 5,096,891.0     0.000
                                 13           6          92


Additional Shareholder Information (unaudited) (continued)


                                                                 Broker
     Items Voted On      Votes For      Votes                  Non-Votes
                                      Against   Abstentions
Legg Mason Variable Mid Cap Core
Portfolio
   Borrowing Money     7,434,577.319 141,070.893 167,738.038     0.000
   Underwriting        7,448,911.872 117,125.768 177,348.610     0.000
   Lending             7,447,944.493 134,289.673 161,152.084     0.000
   Issuing Senior      7,478,716.917 113,199.376 151,469.957     0.000
  Securities
   Real Estate         7,445,182.615 131,330.525 166,873.110     0.000
   Commodities         7,459,185.458 132,113.385 152,087.407     0.000
   Concentration       7,430,944.581 132,801.635 179,640.034     0.000
   Diversification     7,456,724.253 119,556.159 167,105.838     0.000
   Non-Fundamental     7,396,080.656 182,402.179 164,903.415     0.000
Total                 66,998,268.16 1,203,889.59 1,488,318.4     0.000
                                  4           3          93


                                                                 Broker
     Items Voted On      Votes For      Votes                  Non-Votes
                                      Against   Abstentions
Legg Mason Variable Aggressive
Growth Portfolio
   Borrowing Money     71,260,181.40 1,953,177.35 1,525,434.7     0.000
                                  0           7          03
   Underwriting        71,466,586.11 1,681,256.46 1,590,950.8     0.000
                                  9           9          72
   Lending             71,449,270.65 1,809,383.43 1,480,139.3     0.000
                                  6           6          68
   Issuing Senior      71,657,494.68 1,567,708.64 1,513,590.1     0.000
  Securities                      2           9          29
   Real Estate         71,694,934.55 1,478,536.96 1,565,321.9     0.000
                                  6           4          40
   Commodities         71,550,555.67 1,565,938.76 1,622,299.0     0.000
                                  0           0          30
   Concentration       71,452,027.95 1,630,496.60 1,656,268.9     0.000
                                  0           3          07
   Diversification     71,348,810.84 1,711,998.71 1,677,983.8     0.000
                                  2           9          99
   Non-Fundamental     71,003,874.88 2,052,744.39 1,682,174.1     0.000
                                  0           2          88
   Total               642,883,736.7 15,451,241.3 14,314,163.     0.000
                                 55          49         036


                                                                 Broker
     Items Voted On      Votes For      Votes                  Non-Votes
                                      Against   Abstentions
Legg Mason Variable International All Cap
Growth Portfolio
   Borrowing Money     9,591,601.238 322,452.090 311,876.433      0.000
   Underwriting        9,557,762.883 340,784.035 327,382.843      0.000
   Lending             9,356,699.175 390,938.151 298,292.435      0.000
   Issuing Senior      9,567,112.419 339,554.655 319,262.687      0.000
  Securities
   Real Estate         9,615,707.081 296,459.676 313,764.004      0.000
   Commodities         9,541,879.211 387,569.246 296,481.304      0.000
   Concentration       9,553,401.161 333,143.004 339,385.596      0.000
   Diversification     9,539,844.678 382,970.273 303,114.810      0.000
   Non-Fundamental     9,499,090.124 393,823.060 333,016.577      0.000
Total                 85,823,097.97 3,187,694.19 2,842,576.6      0.000
                                  0           0          89

Proposal 3: Approve a New Sub-Advisory
Agreement

                                                                 Broker
          Fund           Votes For      Votes                  Non-Votes
                                      Against   Abstentions

Legg Mason Variable
International
   All Cap Growth      9,583,617.726 325,760.948 316,551.087      0.000
  Portfolio